EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated effective as of July 16, 1996, is by and between American Oilfield Divers, Inc., a Louisiana corporation (the "Company"), and Rodney W. Stanley (the "Employee").


                                     WITNESSETH:

          WHEREAS, the Company wishes to assure itself of the services of Employee for the period provided in this Agreement, and Employee desires to serve in the employ of the Company on a full-time basis for such period, and upon the terms and conditions hereinafter provided;

          NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties hereinafter set forth and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

          Employment  and  Capacity.  (a).    Subject  to  the  terms  and
          conditions of this Agreement and applicable law, the Company hereby agrees to employ Employee, and Employee agrees to serve for an initial period, as Senior Vice President-International Operations of the Company during the term of this Agreement. In such capacity, Employee's primary duties and responsibilities shall be those assigned from time to time by the Company's Chairman, President and Chief Executive Officer, to whom Employee shall report directly, or by the Company's Board of Directors including, without limitation, those duties and responsibilities set forth in Appendix A attached hereto and made a part hereof.

          (b).The parties acknowledge the intent of the parties is for Employee to become President and Chief Executive Officer of the Company after an initial evaluation period, subject to Employee finding a qualified replacement as Senior Vice President - International and the approval of the Board of Directors of the Company of Employee's promotion to such office, and that the Employee is foregoing other career and financial opportunities in order to become such President and Chief Executive Officer. Therefore, the parties agree that on or prior to May 1, 1997, the Company's Board of Directors shall convene a meeting of the Board and consider Employee's promotion to become the Company's President and Chief Executive Officer. If after the Board's deliberations, a majority of the Board affirmatively votes to promote Employee to such new office, then Employee shall accede to such office on that date. If the Board elects to defer such decision or the matter does not receive an affirmative vote of a majority of the Board, then the parties agree that the Board of Directors shall reconvene on or prior to August 1, 1997 to reconsider such matter. If a majority of the Board of Directors votes affirmatively to promote Employee to the office of President and Chief Executive Officer, then the Employee shall accede to such office effective that date. If the Board elects to defer such decision, make no decision or otherwise not promote Employee to such office, then Employee may elect to remain with the Company or upon notice delivered on or before ten days after the date of such decision, elect to terminate his employment hereunder for Good Reason, as defined herein.

          (c).In performing his duties as Senior Vice President-International Operations of the Company or other position hereunder, Employee shall devote his entire full time, attention, energies and business efforts to the Company and shall not, without the consent of the Company's Board of Directors, during the term of this Agreement, engage in any other business activity, whether or not such business activity is pursued for profit; provided, however, this Section 1(b) shall not prohibit Employee from (i) being a passive investor in a business enterprise (other than an enterprise engaged in the Company Business, as defined in Section 8), provided such investment will not unduly interfere or materially conflict with his obligations hereunder and will not require any active services whatsoever on his part in the management or operation of the affairs of such enterprise, or (ii) serving as a director or trustee of any civic, charitable or other eleemosynary organization, provided that such service does not unduly interfere with Employee's performance of his duties and responsibilities hereunder. Notwithstanding anything to the contrary herein, Employee shall be entitled to remain as an owner or director of or otherwise be involved in the business enterprises set forth in Appendix B attached hereto and made a part hereof.

          (d).In connection with Employee's employment by the Company, except for reasonable travel necessary to the conduct of the business of the Company or its subsidiaries, Employee shall be based at the headquarters office of the Company or such other location as may be determined by the Chairman, President and Chief Executive Officer or Board of Directors of the Company. Subject to the execution of this Agreement, Company shall pay the reasonable and necessary cost of travel (economy class or equivalent) and transportation of household goods and furnishings and vehicles of the Employee, his spouse and dependent children from Houston,
          Texas  to  Lafayette,  Louisiana,   subject   to  the  terms  and
          conditions of the Company's moving policy. In the event of termination of this Agreement by Employee for Good Reason or by the Company for a reason other than Cause, as defined herein, the Company shall immediately pay the reasonable and necessary cost
          of   travel   (economy   class   or   equivalent)   and  cost  of
          transportation of household goods, furnishings and vehicles of the Employee, his spouse and dependent children from the location where the Employee is employed at the time that employment ceases to Houston, Texas.

          (e).For purposes of this Agreement, Employee's employment shall begin on, and be effective as of, August 1, 1996 and, notwithstanding anything to the contrary herein, August 1, 1996 shall be considered as the Employee's anniversary date of employment hereunder.

          Term of Employment. Employee's employment under this Agreement shall commence on August 1, 1996 and shall end at the close of business on the fifth anniversary of the date hereof, unless sooner terminated pursuant to Section 4. The term of Employee's employment under this Agreement is referred to herein as the "Employment Term" and the date of termination of such employment as the "Termination Date." All provisions herein governing the parties' rights and obligations upon the termination of Employee's employment shall survive the termination of this Agreement.

          Compensation and Other Benefits. (a). In consideration of all services to be rendered by Employee in any capacity under this Agreement, the Company shall pay Employee the compensation and benefits described below:

                (i).An annual salary ("Annual Salary") in the amount of not less than $200,000, or in such greater amount as may from time to time be fixed by the Company's Board of Directors. Employee's initial Annual Salary as President and Chief Executive Officer shall be in the range of $225,000 to $275,000, subject expressly to the salary's prior review and approval of the Company's Compensation Committee of the Board of Directors. The Annual Salary shall be reviewed by the Board's Compensation Committee at the end of each of the Company's fiscal years.

               (ii).Employee shall be eligible for an annual bonus upon the attainment of such Company-wide performance goals, in accordance with such terms and conditions, as shall be established by the Company's Board of Directors or the Compensation Committee thereof. Employee shall have the right to provide input and make recommendations with respect to the establishment of reasonable Company-wide performance goals prior to their finalization and adoption by the Compensation Committee. Notwithstanding anything to the contrary herein, the payment of such bonus shall be in the sole discretion of the Company's Board of Directors or the Compensation Committee thereof.

          (iii).Promptly after the first meeting of the Board of Directors of the Company or the Compensation Committee thereof following execution of this Agreement, pursuant to the Company's 1993 Incentive Compensation Plan (the "Plan"), the Company will grant to Employee options to purchase 375,000 shares of its common stock at a purchase price equal to "fair market value," as defined in the Plan, on the date of issuance of such options; of the 375,000 shares, the grant of the option to purchase 225,000 shares shall be subject to approval by the Company's shareholders, which matter shall be placed on the next annual Company shareholder's meeting in calendar year 1997. Such options (A) will vest and become exercisable in increments of 75,000 per year of the Employment Term, contingent on the attainment by the Company of Company-wide performance goals determined in the Company's Compensation Committee's sole discretion, and such other or additional reasonably attainable goals as may be determined by the Compensation Committee, and (B) will be subject to such other reasonable restrictions and limitations as may be determined by the Compensation Committee. Employee shall have the right to provide input and make recommendations with respect to the establishment of reasonable Company-wide performance goals prior to their finalization and adoption by the Company's Compensation Committee. If the Company does not obtain shareholder approval for the remainder of Employee's options granted hereunder, the Company agrees to place the Employee in the same or substantially similar economic position as if the options had been approved (i.e., in the form of a cash payment, etc.)


                (iv).During each year of Employee's employment hereunder, Employee shall be entitled to four weeks' paid vacation and six paid days sick leave, which shall not cumulate from year to year; no vacation/sick pay shall be payable with respect to vacation/sick leave not taken. Notwithstanding the foregoing, if Employee delays or disrupts a previously scheduled vacation at the request of the Company to handle Company business, then the Company shall accommodate the Employee to make up for such delayed/disrupted vacation.

               (v).Employee shall be entitled to participate in and receive benefits ("Other Benefits") under each employee benefit plan and incentive compensation plan maintained by the Company on the same basis and subject to the same eligibility and other requirements and limitations as other Company employees similarly situated.

               (vi).Employee shall entitled to an automobile allowance of $600 per month and to reimbursement of the cost of fuel, fluids, batteries and tires used in the operation of such automobile.

               (vii).Employee shall be entitled to the use of a cellular telephone in connection with the performance of his duties hereunder and all cellular telephone charges associated with Company business shall be reimbursed to the Employee by the Company.

          (b).Payment to Employee of all compensation hereunder shall be at such times and in accordance with such payroll and reimbursement practices as are followed by the Company for employees occupying positions similar to that of Employee.

          (c).Employee will be entitled to reimbursement for ordinary and necessary business expenses incurred from time to time on behalf of the Company in accordance with the Company's policies in the performance of his duties hereunder, provided no such expense will be reimbursed unless Employee will have properly accounted for expenses to the extent necessary to substantiate the Company's federal income tax deductions for such expenses under the Internal Revenue Code of 1986 and the regulations promulgated thereunder and consistent with the Company's expense reimbursement policy. Subject to the Company's air travel policy, as amended from time to time, air travel on trans-Atlantic flights, flights over any portion of the Pacific Ocean and flights which exceed a total of 6 hours of flight time shall be in business class or equivalent thereof.

          (d).Any and all of Employee's service as an employee, officer or director of any subsidiary or other affiliate of the Company shall be performed without additional compensation.

          (e).Company shall provide directors and officers liability insurance coverages of the Employee as an officer and director of the Company with a minimum limit of liability of $5 million in the aggregate and shall obtain the broadest possible coverage terms using its commercially reasonable best efforts and shall provide indemnification of the Employee as an officer and director of the Company to the maximum extent permitted by applicable law and the applicable provisions of the Company's By-laws, as amended from time to time.

          Termination.    (a).    This   Agreement   will  terminate  upon
          Employee's death, in which event the Company shall pay to Employee's spouse or, if Employee leaves no spouse, to Employee's estate, in a lump sum in cash within 30 days the sum of the pro rata amount of Employee's Annual Salary earned through the date of death to the extent due but not previously paid (the "Accrued Salary"). The Company shall also timely pay or provide to such person any Other Benefits required to be furnished to such person under any employee benefit plan.

          (b).If Employee becomes unable to discharge the essential functions of his job for a period of more than 60 consecutive days or for more than 120 days in the aggregate during any 12-month period because of physical or mental impairment, the Com-pany may, at its option, terminate Employee's employment under this Agreement upon not less than 30 days' written notice. Employee shall continue to receive his full Annual Salary at the rate then in effect until his employment is terminated pursuant to this Section, provided that payments so made to Employee shall be reduced by the sum of the amounts, if any, payable to Employee under disability benefit plans of the Company. Upon termination of Employee's employment under this Section, the Company shall pay to Employee in a lump sum in cash within 30 days of the date of termination all Accrued Salary and shall timely furnish to Employee all Other Benefits. The Company agrees to cooperate with Employee to deduct amounts from Employee's Annual Salary to fund Employee's life insurance and disability insurance policies, which shall be secured at Employee's sole cost and responsibility.

          (c).The Company shall have the right to terminate Employee's employment for Cause. For purposes of this Agreement, the Company shall have "Cause" if: (i) Employee commits an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of monetary fines) or engages in dishonest or unethical conduct that has an adverse effect on the Company or its business reputation; (ii) Employee is found guilty of fraud, theft, embezzlement or the misappropriation of funds; or (iii) Employee fails to perform the duties required to be performed by him hereunder and such failure is not waived by the Company or cured by Employee within 30 days after the Company notifies Employee of the basis for the Company's claim that Employee has failed to perform his obligations hereunder, unless and to the extent that such failure is a result of the Company's breach of this Agreement or such failure occurs at a time during which Employee has Good Reason (as defined below) to terminate his employment, or such failure is excused under the Company's sick leave or vacation policies. If Employee's employment shall be terminated for Cause by the Company, this Agreement shall terminate without further obligation to Employee whatsoever other than for Accrued Salary, which shall be paid in a lump sum in cash within 30 days of the date of termination, and for Other Benefits, which the Company shall timely furnish to Employee.


          (d).Notwithstanding anything to the contrary herein, the Employee's employment may not be terminated for Cause under
          Section 4(c)(iii) hereof (A) unless the Employee shall have failed to have corrected the failure or misconduct constituting such Cause within 30 days after having received written notice from the Company's Chairman of the Board specifying such failure or misconduct and the action that the Company requests the
          Employee take to remedy such failure or misconduct, and (B) unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called on behalf for the purpose (after 10 day's notice to the Employee and an opportunity for the Employee together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of the conduct set forth in clause 4(c)(iii) hereof, specifying the particulars thereof in detail, that the Employee was given written notice to correct such failure or misconduct as provided above, and the Employee failed to have corrected such failure or misconduct within the 30 day period provided above. It is expressly agreed and understood that this Section 4(d) shall not apply to the term "Cause" as defined in Section 4(c)(i) and (ii) hereof. It is also expressly understood that the Employee's attention to the business set forth in Appendix B attached hereto shall not provide a basis for termination for Cause; provided such attention does not unduly interfere or materially conflict with his obligations hereunder, as determined by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called on behalf and for the purpose of making such determination (after 10 day's notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board).

          (e).Employee may terminate his employment at any time and for any reason, including for Good Reason (as defined below). For purposes of this Agreement, "Good Reason" shall mean any action by the Company in relation to Employee's salary, duties or position as an officer of the Company (other than any action contemplated under this Agreement, any action that is voluntary on the part of Employee, and any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company after receipt of notice thereof given by Employee) that results in any of the following: (i) a reduction in Employee's Annual Salary or other compensation provided for under this Agreement or a failure by the Company to pay to the Employee any installment of the Annual Salary or incentive bonus, if any, which failure continues for a period of 20 days after written notice thereof is given by Employee to the Company; (ii) a change in the Employee's status, title or position (as an officer of the Company) which does not represent a promotion from or enhancement of his status, title, position as an executive officer, or the assignment by the Company's Board of Directors to the Employee of any duties or responsibilities which are inconsistent with such status, title or position or any removal of the Employee from or any failure to reappoint or re-elect to such position, except in connection with a justifiable termination by the Company of the Employee's employment for Cause or, the disability, retirement or death of Employee or termination by Employee of his employment other than for Good Reason; (iii) the failure of the Company to review the Employee's Annual Salary as provided in Section 3 hereof; (iv) Company's requiring the Employee, without the Employee's consent, to be based anywhere other than in Lafayette, Louisiana or Houston, Texas, except for required travel on the Company's business to an extent substantially consistent with the business and travel obligations which the Employee undertook on behalf of the Company prior to such required change; (v) any refusal by the Company to allow Employee to attend to matters or engage in the businesses described in Appendix B attached hereto and made a part hereof; and (vi) the failure of the Company to promote Employee by not later than August 1, 1997 to the position of President and Chief Executive Officer.. If Employee voluntarily terminates his employment other than for Good Reason, this Agreement shall terminate without further obligation to Employee whatsoever other than for the Accrued Salary, which shall be paid in a lump sum in cash within 30 days of the date of termination, and for Other Benefits and fully vested stock options hereunder, if any, which the Company shall timely furnish to Employee.

          (f).If during the term of this Agreement (i) the Company shall terminate Employee's employment other than for death, disability or Cause or (ii) Employee shall terminate his employment for Good Reason, then Employee shall be entitled to receive in a lump sum in cash within 30 days of the date of termination an amount equal to the full current Annual Salary plus an amount equal to the full incentive bonus paid or payable for the year immediately preceding such termination.. In the event of such termination, the Company shall also timely pay or provide Other Benefits, if any, to Employee. Earnings of Employee from other sources before or after the date of termination shall not be taken into account and shall not reduce the amount payable to Employee hereunder.

          Representations and Warranties of Employee. Employee represents and warrants to the Company that (a) Employee is under no contractual or other obligation compliance with which is incon-sistent with the execution of this Agreement, the performance of his obligations hereunder, or the other rights of the Company hereunder and (b) Employee agrees faithfully and consistently to comply in all material respects with all of the Company's policies, procedures, regulations and workplace rules, as amended from time to time.

          Confidential Information. (a). Employee agrees that he will not either during the period of his employment hereunder or at any time within five years thereafter disclose to any unauthorized person or entity, or use for his own benefit or the benefit of any unauthorized person or entity, any Confidential Information relating to the Company, its subsidiaries or affili-ates, or to any of the businesses operated by them, and Employee confirms that all such information constitutes the exclusive property of the Company. For the purposes of this Agreement, the term "Confidential Information" shall mean information of any nature and in any form that at the time or times concerned is not generally known to those persons engaged in business similar to that conducted or contemplated by the Company or its subsidiaries (other than by the act or acts of an employee not authorized by the Company to disclose such information), and shall be deemed to include all lists or other compilations of data regarding the names, addresses or other information concerning existing or potential customers of the Company and its subsidiaries ("Customers"), trade secrets, new ideas, pricing policies, operational methods, marketing plans or strategies, business expansion plans or strategies, and financial data, irrespective of whether such information or material is marked "Confidential." Employee shall return to the Company all Confidential Information reduced to a tangible or electronic medium and all other Company property in Employee's possession or within Employee's control prior to or at the termination of his employment.

          (b).The  confidential  obligations,  restrictions   of   use  and
          ownership provisions set forth herein shall not extend to any device, process, technology, idea, design, hardware or other Confidential Information that: (i) is currently in the public domain; (ii) subsequently becomes a part of the public domain through no fault or breach by Employee; (iii) is disclosed by others to Employee without any breach of any obligation to the Company or its subsidiary or affiliated companies; or (iv) which Employee can show (A) was already in his possession at the time of disclosure to him or (B) was independently developed by Employee during a period of time not including the Employment Term.

          Obligation of Loyalty to the Company. (a). During the term of Employee's employment under this Agreement, Employee agrees that he will not:

          (i).Make any statement or perform any act intended to advance an interest of any existing competitor of the Company or its subsidiaries in any way that will or may injure the Company or its subsidiaries in their relationship and dealings with any ex-isting or potential customer, supplier or creditor, or solicit or encourage any other employee of the Company and its subsidiaries to do any act that is disloyal to the Company or its subsidiaries or inconsistent with the interests of the Company or its subsidiaries or in violation of any material provision of this Agreement;

          (ii).Solicit any other employee to participate in or assist with the formation or operations of any business intended to compete with the Company and its subsidiaries or with respect to the possible future employment of such other employee by any such business; or

          (iii).Inform any existing or potential customer, supplier or creditor of the Company and its subsidiaries that Employee intends to resign, or make any statement or do any act intended to cause any existing or potential customer, supplier or creditor of the Company and its subsidiaries to learn of Employee's intention to resign.

          (b).During  the  term   of   Employee's   employment  under  this
          Agreement, if Employee has or expects to acquire a proprietary interest in, or is or expects to be made an agent, consultant, employee, officer or director of, any existing or future business that provides or will provide services or products in competition with the Company and its subsidiaries, Employee agrees that he will immediately furnish to a corporate officer of the Company all information that may reasonably be of assistance to the Company in acting promptly to protect its relationships with any existing or potential customer, supplier or creditor with whom Employee has had any dealings as a result of his employment by the Company and its subsidiaries.

          Covenant Not to Compete. (a). During the Employment Term and for a period of up to two years commencing on the Termination Date in the event the Company elects pursuant to Section 8(c) hereof, Employee agrees that, with respect to each State of the United States or other jurisdiction, or specified portions thereof, in which the Employee regularly (i) makes contact with customers of the Company or any of its subsidiaries, (ii) conducts the business of the Company or any of its subsidiaries or (iii) supervises the activities of other employees of the Company or any of its subsidiaries, as identified in Appendix C attached hereto and forming a part of this Agreement, and in which the Company or any of its subsidiaries engages in the Company Business on the Termination Date (collectively, the "Subject Areas"), Employee will restrict his activities within the Subject Areas in accordance with the following provisions of this Section 8. For purposes of this Section 8, the term "Company Business" means the business of directly providing diving, remotely operated vehicles, vessels and related marine construction and other ancillary services and products including, without limitation, the sale, manufacture and installation of subsea pipeline connector products and marginal well protection systems and the provision of environmental remediation and oil spill response services and derrick barge and related ancillary services.

          (i).Employee will not, directly or indirectly, for himself or others, own, manage, operate, control, be employed in an executive, managerial or supervisory capacity by, or otherwise engage or participate in or allow his skill, knowledge, experience or reputation to be used in connection with, the ownership, management, operation or control of, any company or other business enterprise, or any part thereof or interest therein, engaged in the Company Business within any of the Subject Areas; except Employee may engage in the business enterprises set forth in Appendix B attached hereto and made a part hereof.

          (ii).Employee will not call upon any customer of the Company or its subsidiaries for the purpose of soliciting, diverting or enticing away the business of such person or entity, or otherwise disrupting any previously established relationship existing
          between   such   person  or  entity  and  the  Company   or   its
          subsidiaries;

          (iii).Employee will not solicit, induce, influence or attempt to influence any supplier, lessor, licensor, potential acquiree or any other person who has a business relationship with the Company or its subsidiaries, or who on the Termination Date is engaged in discussions or negotiations to enter into a business relationship with the Company or its subsidiaries, to discontinue or reduce the extent of such relationship with the Company or its subsidiaries; and

          (iv).For a period of one year from and after the Termination Date, Employee will not make contact with any of the employees of the Company or its subsidiaries with whom he had contact during the course of his employment with the Company for the purpose of soliciting such employee, for hire, whether as an employee or independent contractor, or otherwise disrupting such employee's relationship with the Company or its subsidiaries except Employee's new employer, if any, may make contact with and solicit Company or its subsidiary employees provided Employee has not breached Section 6 hereof with respect to such new employer3's action.

          (b).Employee agrees that he will from time to time upon the Company's request promptly execute any supplement, amendment, restatement or other modification of Appendix C as may be necessary or appropriate to correctly reflect the jurisdictions which, at the time of such modification, should be covered by Appendix C and this Section 8. Furthermore, Employee agrees that all references to Appendix C in this Agreement shall be deemed to refer to Appendix C as so supplemented, amended, restated or otherwise modified from time to time.

          (c).(i) In the event of the termination of Employee's employment by the Company for Cause or by the Employee for other than Good Reason, Company shall have the option at the time of such termination, upon payment to Employee of an amount in cash equivalent to $100,000 to extend Employee's foregoing covenant not to compete for a period of one (1) year or two (2) years from the date of termination (at the Company's option) and Employee agrees to such extension of such covenant upon receipt of payment of such above amount in immediately available good funds; the $100,000 payment shall be due and payable on the first day of each of the two years if two years is elected by Company ($200,000 in total).

          (ii) In the event of the termination of Employee's employment by the Company other than for death, disability or Cause or the termination of Employee of his employment for Good Reason, Company shall have the option, at the time of such payment, upon payment to Employee of an amount in cash equal to $200,000 per annum and the incentive bonus, if any, paid or payable to Employee for the immediately preceding year (but in addition, to the amounts set forth provided in Section 4(f) hereof) to extend Employee's covenant not to compete for a period of one (1) year or two (2) years from the date of termination (at the Company's option), and Employee agrees to such extension of such covenant upon receipt of payment of such above amount and in Section 4(f) in immediately available good funds; the $200,000 plus bonus payment shall be due and payable on the first day of each of the two years if two years is elected by Company ($400,000 plus bonus amount in total). In no event shall Employee's covenant not to compete extend beyond the expiration date of this Agreement or any extension thereof.

          (d).Employee acknowledges that a breach by Employee of Section 6 or 8 would cause immediate and irreparable harm to the Company for which an adequate monetary remedy does not exist; hence, Employee agrees that, in the event of a breach or threatened breach by Employee of the provisions of Section 6 or 8 during or after the Employment Term, the Company shall be entitled to injunctive relief restraining Employee from such violation without the necessity of proof of actual damage or the posting of any bond, except as required by non-waivable, applicable law. Nothing herein, however, shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity to which the Company may be entitled under applicable law in the event of a breach or threatened breach of this Agreement by Employee, including without limitation the recovery of damages and costs and expenses, such as reasonable attorneys' fees, incurred by the Company as a result of any such breach. Employee acknowledges that the payments provided under Section 8(c) are conditioned upon, among other things, Employee's fulfilling his agreements contained in this Section 8. In the event Employee shall at any time materially breach any noncompetition or nondisclosure agreements contained in Section 6 or this Section 8, the Company may suspend or eliminate such payments during the period of such breach. Employee acknowledges that any such suspension or elimination of payments would be an exercise of the Company's right to suspend or terminate its performance hereunder upon Employee's breach of this Agreement; such suspension or elimination of payments would not constitute, and should not be characterized as, the imposition of liquidated damages.

          (e).Any dispute regarding the reasonableness of the covenants and agreements set forth in this Section 8, or the territorial scope or duration thereof, or the remedies available to the Company upon any breach of such covenants and agreements, shall be governed by and interpreted in accordance with the laws of the State of the United States or other jurisdiction in which the alleged prohibited competing activity or disclosure occurs, and, with respect to each such dispute, the Company and Employee each hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts sitting in the relevant State (or, in the case of any jurisdiction outside the United States, the relevant courts of such jurisdiction) for resolution of such dispute, and agree to be irrevocably bound by any judgment rendered thereby in connection with such dispute, and further agree that service of process may be made upon him or it in any legal proceeding relating to this Section 8 by any means allowed under the laws of such jurisdiction.

          (f).Employee hereby represents to the Company that he has read and understands, and agrees to be bound by, the terms of this
          Section 8. Employee acknowledges that the geographic scope and duration of the covenants contained in Section 8 are the result of arm's length bargaining and are fair and reasonable in light of (i) the importance of the functions performed by Employee and the length of time it would take the Company to find and train a suitable replacement, (ii) the nature and wide geographic scope of the operations of the Company and its subsidiaries, (iii) Employee's level of control over and contact with the business and operations of the Company and its subsidiaries in all jurisdictions where same are conducted and (iv) the fact that all facets of the Company Business are conducted by the Company and its subsidiaries throughout the geographic area where competition is restricted by this Agreement.

          Binding Effect.

          (a).This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.

          (b).This Agreement is personal to the Employee and shall not be assignable by the Employee without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

          (c).The Company shall require any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Employee. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

          Notices. All notices hereunder must be in writing and shall be deemed to have given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

          If to the Company, to:

          American Oilfield Divers, Inc.
          130 East Kaliste Saloom Road
          Lafayette, Louisiana  70508
          Telecopy No. 318-232-7306
          Attn:  Quinn J. Hebert

          If to the Employee, to:

          Rodney W. Stanley
          15 Village Oaks Lane
          Houston, Texas  77055
          Fax No.:  (713) 464-5011

          or such other address as to which any party hereto may have notified the other in writing.

          Governing  Law.   This Agreement shall be construed and enforced
          in accordance with and governed by the internal laws of the State of Louisiana without regard to principles of conflict of laws, except as expressly provided in Section 8 above with respect to the resolution of disputes arising under, or the Company's enforcement of, Section 8 of this Agreement.

          Withholding. The Employee agrees that the Company has the right to withhold, from the amounts payable pursuant to this Agreement, all amounts required to be withheld under applicable income and/or employment tax laws, or as otherwise stated in documents granting rights that are affected by this Agreement.

          Severability.   If  any  term  or provision  of  this  Agreement
          (including without limitation those contained in Appendix A, B or C), or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, Employee and the Company intend for any court construing this Agreement to modify or limit such provision temporally, spatially or otherwise so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

          Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

          Remedies Not Exclusive. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

          Company's Reservation of Rights. Employee acknowledges and understands that the Employee serves at the pleasure of the Company's Board of Directors and that the Company has the right at any time to terminate Employee's status as an employee of the Company, or to change or diminish his status during the Employment Term, subject to the rights of the Employee to claim the benefits conferred by this Agreement.

          17.Survival.   The  rights  and obligations of the  Company  and
          Employee contained in Section 8 of this Agreement shall survive the termination of the Agreement. Following the Termination Date, each party shall have the right to enforce all rights, and shall be bound by all obligations, of such party that are continuing rights and obligations under this Agreement.

          18.Counterparts.   This Agreement may be executed in one or more
          counterparts, each of which shall be deemed to be an original but
          all  of  which  together   shall  constitute  one  and  the  same
          instrument.

          IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed as of the date first above written.

          AMERICAN OILFIELD DIVERS, INC.


          By:
          George C. Yax
          President and Chief Executive Officer

          EMPLOYEE:



          By:
          Rodney W. Stanley

                                                                 APPENDIX A


                           AMERICAN OILFIELD DIVERS, INC.

                               POSITION SPECIFICATION

                                SENIOR VICE PRESIDENT


          SUMMARY

          Reporting to the Chairman of the Board, Chief Executive Officer and President, the Senior Vice President will be the key executive responsible for the daily management of international operations, including American International Divers, Ltd., Tarpon Systems, Inc., and American Pollution Control. This position will focus on controlling day-to-day activities of these profit centers, providing leadership for increasing sales, undertaking safe and profitable projects and creating an effective and positive growth and profitability-focused working environment. He will provide hand-on profit and loss management to a company facing significant international growth opportunities in highly competitive market conditions.

          RELATIONSHIPS


         Reports to:       Chairman, President & Chief Executive
                           Officer



         Direct reports:   President, Tarpon Systems

                           Vice President and Managing Director-
                           Worldwide Operations, AIDL

                           Vice President & General Manager, AMPOL



         Key               Board of Directors
         relationships:

                           EVP and Chief Operating Officer

                           Corporate Counsel and Secretary

                           VP and General Manager/Offshore Division

                           VP-Finance and Chief Financial Officer


          MAJOR RESPONSIBILITIES

          Plan, develop, establish and enforce long-term and short-term policies, directives and business strategies of each Profit Center in accordance with the Board of Directors' and the CEO's policies and directives.

          Oversee the day-to-day operations and resolve the material and significant issues that arise during the ordinary course of business. Confer with each Profit Center manager and other Company executives on a regular basis to coordinate functions and operations among all Company subsidiaries, divisions and departments to maximize profit and eliminate unnecessary duplication. Establish, maintain and enforce internal responsibilities and procedures to maximize growth and profitability and eliminate inefficiencies.

          Review management information systems and analyze organization's financial and other reports to determine results of operations compared to the plan. Timely revise and adjust business plans and strategies in accordance with current and expected market conditions.

          Evaluate performance of appropriate senior management on a semi-
          annual   basis   for   compliance   with  established   policies,
          profitability and performance objectives.

          Review and recommend potential acquisition candidates (whether a separate company, products or new service lines) and other business opportunities with the President and other appropriate executives.

          Act as a facilitator among the various subsidiaries for future business growth and profitability.

          Create an atmosphere of cohesive teamwork for appropriate internal performance analysis and action.

          Confer with members of senior management regarding sales and marketing activities for unified and thorough presentations.

          Member of Executive Committee comprised of CEO, Ex. V.P. and COO, VP-Finance and CFO, Corporate Counsel/Secretary and Sr. V.P. to, among other things, review strategic issues and handle various other companywide matters.

          Participate in and help lead Company meetings and functions, investor conference calls, sales calls and other similar meetings
          and   functions,   as   required  by   the   above   duties   and
          responsibilities or as requested by the President.

          Ensure the effective function and integrity of the Company's capital budgetary process.

                                  Appendix B

          Three separate businesses located in Australia.

                         Appendix C to Employment Agreement
                       between American Oilfield Divers, Inc.
                                         and
                                  Rodney W. Stanley

                            Revision No. O of Appendix A,
                           Effective as of July 12, 1996;
                            Updated to July 16, 1996

                         Jurisdictions In Which Competition
                              Is Restricted As Provided
                                    In Section 8

          A.   States and Territories of the United States:

          Louisiana--  The following parishes in the State of Louisiana:

          Cameron, Vermilion, St. Mary, Terrebonne, Lafourche, Jefferson, Plaquemines, Orleans, St. Bernard, Lafayette and Iberia.

          2.Texas--  All counties.

          3.Kansas-- All counties.

          4.Ohio--  All counties.

          5.California--  All counties.


          B.Other Jurisdictions: Nigeria, Ivory Coast, and the United Arab Emirates, including without limitation, all of the land area within their respective jurisdictional boundaries or otherwise under the control of or claimed by their respective governments, their respective territorial offshore waters, other offshore waters otherwise under the control of or claimed by their respective governments.



          Agreed to and Accepted:

          American Oilfield Divers, Inc.                    Employee

          By:  George C. Yax                             Rodney W. Stanley
               President and Chief Executive

          Date:                                          Date: